Exhibit 23.1

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the incorporation by reference in this registration statement on Form S-8 of our reports dated November 17, 1995 included in Allwaste, Inc's Annual Report on Form 10-K for the fiscal year ended August 31, 1995 and to all references to our Firm included in this registration statement.

                                                  ARTHUR ANDERSEN LLP

Houston, Texas
December 27, 1995